EX-99.1

                    NVR, Inc. Announces First Quarter Results

      RESTON, Va. April 20 /PRNewswire-FirstCall/ -- NVR, Inc. (Amex: NVR), one of the nation's largest homebuilding and mortgage banking companies, announced that diluted earnings per share for its first quarter ended March 31, 2007 decreased 33% and net income decreased 36% when compared to the 2006 first quarter. Net income for the 2007 first quarter was $84,821,000, $12.96 per diluted share, compared to net income of $132,560,000, $19.48 per diluted share, for the same period of 2006. Consolidated revenues for the first three months of 2007 totaled $1,093,189,000, a 9% decrease from $1,204,655,000 for the comparable 2006 quarter.

      Homebuilding

      New orders in the first quarter of 2007 increased 8% to 3,917 units, when compared to 3,633 units in the first quarter of 2006. New orders in the Mid Atlantic and Mid East regions increased 18% and 11%, respectively, when compared to the first quarter of 2006. The Mid Atlantic region experienced an improvement in market conditions at the start of the quarter, however, market conditions slowed noticeably as the quarter progressed. The cancellation rate in the first quarter of 2007 was 16% compared to 17% in the first quarter of 2006 and 20% in the fourth quarter of 2006. The Washington DC cancellation rate in the quarter was 22% compared to 26% in the first quarter of 2006 and 34% in the fourth quarter of 2006.

      Settlements decreased in the first quarter of 2007 to 2,700 units, 10% less than the same period of 2006. Homebuilding revenues for the three months ended March 31, 2007 totaled $1,075,110,000, 9% lower than the year earlier period. Income before tax from the homebuilding segment totaled $127,937,000, a decrease of 38% when compared to the first quarter of the previous year. Gross profit margins decreased to 20.6% in the 2007 first quarter compared to 27.3% for the same period in 2006. The decline in gross profit margins was due to continued pricing pressure in many of our markets. Land deposit impairments of approximately $12,000,000 negatively impacted gross profit margins by 114 basis points in the current quarter. The Company's backlog of homes sold but not settled at the end of the 2007 quarter decreased on a unit basis by 15% to 7,605 units from the same period last year. On a dollar basis, backlog dropped to $3,018,921,000, a decline of 23% when compared to the same period last year.

      Mortgage Banking

      Mortgage closed loan production of $715,039,000 for the three months ended March 31, 2007 was 3% lower than the same period last year. Sub-prime loans accounted for approximately 7% of our mortgage closed loan volume in the current quarter compared to 6% for the first quarter of 2006. Operating income for the mortgage banking operations during the first quarter of 2007 decreased 19% to $10,095,000, when compared to $12,481,000 reported for the same period of 2006.

      Some of the statements in this release made by the Company constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. Certain, but not necessarily all, of such forward-looking statements can be identified by the use of forward-looking terminology, such as "believes," "expects," "may," "will," "should" or "anticipates" or the negative thereof or other variations thereof or comparable terminology, or by discussion of strategies, each of which involves risks and uncertainties. All statements other than those of historical facts included herein, including those regarding market trends, NVR's financial position, business strategy, projected plans and objectives of management for future operations, are forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance of NVR to be materially different from future results, performance or achievements expressed or implied by the forward-looking statements. Such risk factors include, but are not limited to, general economic and business conditions (on both a national and regional level), interest rate changes, access to suitable financing, competition, the availability and cost of land and other raw materials used by NVR in its homebuilding operations, shortages of labor, weather related slow downs, building moratoria, governmental regulation, the ability of NVR to integrate any acquired business, fluctuation and volatility of stock and other financial markets and other factors over which NVR has little or no control. The Company has no obligation to update such forward-looking statements.

                                    NVR, Inc.
                        Consolidated Statements of Income
                      (in thousands, except per share data)
                                   (Unaudited)

                                                         Three Months Ended
                                                             March 31,
                                                       2007             2006

Homebuilding:
   Revenues                                        $ 1,075,110      $ 1,183,742
   Other income                                          6,965            2,376
   Cost of sales                                      (853,410)        (861,039)
   Selling, general and administrative                 (97,406)        (114,006)
     Operating income                                  131,259          211,073
   Interest expense                                     (3,322)          (5,527)
     Homebuilding income                               127,937          205,546

Mortgage Banking:
   Mortgage banking fees                                18,079           20,913
   Interest income                                       1,307            1,459
   Other income                                            184              231
   General and administrative                           (9,323)          (9,168)
   Interest expense                                       (152)            (954)
     Mortgage banking income                            10,095           12,481

Income before taxes                                    138,032          218,027

     Income tax expense                                (53,211)         (85,467)

Net income                                         $    84,821      $   132,560

Basic earnings per share                           $     14.98      $     23.69

Diluted earnings per share                         $     12.96      $     19.48

Basic average shares outstanding                         5,663            5,596

Diluted average shares outstanding                       6,545            6,805

                                    NVR, Inc.
                           Consolidated Balance Sheets
                 (in thousands, except share and per share data)

                                                        March 31,   December 31,
                                                          2007           2006
                                                       (unaudited)
ASSETS

Homebuilding:
  Cash and cash equivalents                            $  555,317     $  551,738
  Receivables                                              12,179         12,213
  Inventory:
    Lots and housing units, covered
     under sales agreements with customers                741,543        667,100
    Unsold lots and housing units                          53,712         58,248
    Manufacturing materials and other                       7,105          8,268
                                                          802,360        733,616

  Contract land deposits, net                             387,490        402,170
  Assets not owned, consolidated
   per FIN 46R                                            279,736        276,419
  Property, plant and equipment, net                       37,526         40,430
  Reorganization value in excess of amounts
   allocable to identifiable assets, net                   41,580         41,580
  Goodwill and other indefinite and definite
   life intangibles, net                                   11,905         11,936
  Other assets                                            222,270        207,468
                                                        2,350,363      2,277,570

Mortgage Banking:
  Cash and cash equivalents                                 1,925          4,381
  Mortgage loans held for sale, net                       101,548        178,444
  Property and equipment, net                               1,083          1,168
  Reorganization  value in excess of amounts
   allocable to identifiable assets, net                    7,347          7,347
  Other assets                                              5,681          4,898
                                                          117,584        196,238
  Total assets                                         $2,467,947     $2,473,808

                                    NVR, Inc.
                     Consolidated Balance Sheets (Continued)
                 (in thousands, except share and per share data)

                                                      March 31,     December 31,
                                                        2007            2006
                                                     (unaudited)
LIABILITIES AND SHAREHOLDERS' EQUITY

Homebuilding:
  Accounts payable                                   $   235,180    $   273,936
  Accrued expenses and other liabilities                 239,548        265,223
  Liabilities related to assets not owned,
   consolidated per FIN 46R                              252,509        244,805
  Customer deposits                                      190,721        165,354
  Other term debt                                          3,018          3,080
  Senior notes                                           200,000        200,000
                                                       1,120,976      1,152,398
Mortgage Banking:
  Accounts payable and other liabilities                  12,781         15,784
  Notes payable                                           79,062        153,552
                                                          91,843        169,336
  Total liabilities                                    1,212,819      1,321,734

  Commitments and contingencies

  Shareholders' equity:
  Common stock, $0.01 par value; 60,000,000
   shares authorized; 20,592,640 shares issued
   for both March 31, 2007 and December 31, 2006             206            206
  Additional paid-in capital                             640,443        585,438
  Deferred compensation trust - 516,217 and
   547,911 shares of NVR, Inc. common stock for
   March 31, 2007 and December 31, 2006,
   respectively                                          (75,656)       (80,491)
  Deferred compensation liability                         75,656         80,491
  Retained earnings                                    3,280,861      3,196,040
  Less treasury stock at cost - 14,920,656 and
   15,075,113 shares for March 31, 2007 and
   December 31, 2006, respectively                    (2,666,382)    (2,629,610)
  Total shareholders' equity                           1,255,128      1,152,074
  Total liabilities and shareholders'
   equity                                            $ 2,467,947    $ 2,473,808

                                    NVR, Inc.
                               Operating Activity
                                   (unaudited)
                             (dollars in thousands)

                                                          Three Months Ended
                                                               March 31,
                                                          2007           2006
Homebuilding data:
  New orders (units)
    Mid Atlantic (1)                                       1,921          1,634
    North East (2)                                           417            451
    Mid East (3)                                           1,030            928
    South East (4)                                           549            620
     Total                                                 3,917          3,633

  Average new order price                             $    372.3     $    387.6

  Settlements (units)
    Mid Atlantic (1)                                       1,352          1,575
    North East (2)                                           249            302
    Mid East (3)                                             572            612
    South East (4)                                           527            497
     Total                                                 2,700          2,986

  Average settlement price                            $    397.6     $    395.9

  Backlog (units)
    Mid Atlantic (1)                                       4,234          5,033
    North East (2)                                           708            933
    Mid East (3)                                           1,732          1,917
    South East (4)                                           931          1,074
     Total                                                 7,605          8,957

  Average backlog price                               $    397.0     $    435.6

  Community count (average)                                  527            578
  Lots controlled at end of period                        86,000        105,000

Mortgage banking data:
  Loan closings                                       $  715,039     $  736,782
  Capture rate                                                86%            83%

Common stock information:
  Shares outstanding at end of period                  5,671,984      5,681,189
  Weighted average basic shares outstanding            5,663,000      5,596,000
  Weighted average diluted shares outstanding          6,545,000      6,805,000
  Number of shares repurchased                           126,000        161,856
  Aggregate cost of shares repurchased                $   86,351     $  120,817

(1)   Virginia, West Virginia, Maryland, and Delaware
(2)   New Jersey and eastern Pennsylvania
(3)   Kentucky, Michigan, New York, Ohio and western Pennsylvania
(4)   North Carolina, South Carolina and Tennessee

SOURCE  NVR, Inc.
-0-                      04/20/2007
/CONTACT: Dan Malzahn, +1-703-956-4204, for NVR, Inc. /
/Web site:  http://www.nvrinc.com /
(NVR)